UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 18, 2013

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 8.01  Other Events.

The Company previously disclosed in its report on Form 10-Q filed on August 6, 2013 that it had entered into a Securities Purchase Agreement on June 28, 2013 in respect of WOLF A340 LLC (“WOLF”) to purchase the 50% membership interest in WOLF that was held by the Company’s joint venture partner, subject to satisfaction of certain conditions (the “WOLF Buyout”).  Those conditions were subsequently satisfied and the Company completed the WOLF Buyout on September 18, 2013.  As a result, WOLF is now a wholly-owned subsidiary of the Company whose assets, liabilities and results of operations are consolidated with those of the Company.  The assets owned by WOLF continue to be financed under the existing term notes that are non-recourse to the Company itself.

In connection with this purchase, the limited liability company agreement of WOLF A340 LLC, which was previously disclosed in Exhibit 10.49 to the Company’s Form S-1 Registration Statement Amendment No. 1 filed on January 9, 2006, has been amended and restated to reflect that it is no longer a joint venture and is instead a wholly-owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 24, 2013

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer